UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013 (March 12, 2013)

AMC NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35106	27-5403694
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 Penn Plaza, New York, NY		10001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 324-8500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Sean S. Sullivan, Executive Vice President and Chief Financial Officer

On March 12, 2013, AMC Networks Inc. (“the Company”) entered into an employment agreement (the “Employment Agreement”) with Sean S. Sullivan, the Executive Vice President and Chief Financial Officer of the Company, which will terminate on March 12, 2016 (the “Scheduled Expiration Date”).

The Employment Agreement provides for a minimum annual base salary of $655,000, subject to annual review and potential increase in the discretion of the Compensation Committee of the Board of Directors of the Company (the “Committee”). Mr. Sullivan is also eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to 75% of salary. The decision of whether to pay a bonus, and the amount of that bonus, if any, is made by the Committee in its discretion. Mr. Sullivan is also eligible to participate in such equity and other long-term incentive programs that are made available to similarly situated executives at the Company. Beginning in calendar year 2013, Mr. Sullivan may expect to receive annually one or more long-term cash and/or equity awards with an aggregate target value of at least $1,200,000, as determined by the Committee in its discretion. Any such awards would be subject to actual grant to Mr. Sullivan by the Committee, would be pursuant to the applicable plan document and would be subject to terms and conditions established by the Committee in its sole discretion. Mr. Sullivan remains eligible for the Company’s standard benefit programs subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans.

If, prior to the Scheduled Expiration Date, Mr. Sullivan’s employment with the Company is terminated (i) by the Company (other than for Cause (as defined in the Employment Agreement)) or (ii) by Mr. Sullivan for Good Reason (as defined in the Employment Agreement) (other than if Cause then exists) then, subject to Mr. Sullivan’s execution of a separation agreement (including, without limitation, non-compete (limited to one year), non-disparagement, non-solicitation, confidentiality, and further cooperation obligations and restrictions on Mr. Sullivan as well as a general release by Mr. Sullivan of the Company and its affiliates) the Company will provide Mr. Sullivan with the following benefits and rights:

a)	a severance payment in an amount determined at the discretion of the Committee, but in no event less than two times the sum of Mr. Sullivan’s annual base salary and annual target bonus as in effect at the time of termination of employment;

b)	a prorated bonus for the year in which the termination occurred, payable at the same time as such bonuses are paid to similarly situated employees and based on his then current annual target bonus as well as the Company and his business unit performance as determined by the Committee in its sole discretion, but without adjustment for his individual performance, plus any unpaid annual bonus for the year prior to the year in which the termination occurred; and

c)	the Committee will consider, in good faith, approving the vesting of Mr. Sullivan’s outstanding equity and cash incentive awards on a pro rata basis, provided that, to the extent any such awards are subject to any performance criteria, any such pro rata vested portion will be payable when and to the same extent paid to other employees generally holding such awards, subject to the satisfaction of the performance criteria.

Upon the termination of Mr. Sullivan’s employment with the Company, any outstanding equity or cash incentive awards will be treated in accordance with their terms, other than as specifically provided above.

The above description is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Employment Agreement with James G. Gallagher, Executive Vice President and Chief Financial Officer

On March 12, 2013, the Company entered into an employment agreement (“Mr. Gallagher’s Employment Agreement”) with James G. Gallagher, the Executive Vice President and General Counsel of the Company, which will terminate on March 12, 2016.

Mr. Gallagher’s Employment Agreement provides for a minimum annual base salary of $520,000, subject to annual review and potential increase in the discretion of the Committee. Mr. Gallagher is also eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to 60% of salary. The decision of whether to pay a bonus, and the amount of that bonus, if any, is made by the Committee in its discretion. Mr. Gallagher is also eligible to participate in such equity and other long-term incentive programs that are made available to similarly situated executives at the Company. Beginning in calendar year 2013, Mr. Gallagher may expect to receive annually one or more long-term cash and/or equity awards with an aggregate target value of at least $700,000, as determined by the Committee in its discretion. Any such awards would be subject to actual grant to Mr. Gallagher by the Committee, would be pursuant to the applicable plan document and would be subject to terms and conditions established by the Committee in its sole discretion. Mr. Gallagher remains eligible for the Company’s standard benefit programs subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans.

If, prior to the Scheduled Expiration Date, Mr. Gallagher’s employment with the Company is terminated (i) by the Company (other than for Cause (as defined in Mr. Gallagher’s Employment Agreement)) or (ii) by Mr. Gallagher for Good Reason (as defined in Mr. Gallagher’s Employment Agreement) (other than if Cause then exists) then, subject to Mr. Gallagher’s execution of a separation agreement (including, without limitation, non-compete (limited to one year), non-disparagement, non-solicitation, confidentiality, and further cooperation obligations and restrictions on Mr. Gallagher as well as a general release by Mr. Gallagher of the Company and its affiliates), the Company will provide Mr. Gallagher with the following benefits and rights:

(a)	a severance payment in an amount determined at the discretion of the Committee, but in no event less than two times the sum of Mr. Gallagher’s annual base salary and annual target bonus as in effect at the time of termination of employment;

(b)	a prorated bonus for the year in which the termination occurred, payable at the same time as such bonuses are paid to similarly situated employees and based on his then current annual target bonus as well as the Company and his business unit performance as determined by the Committee in its sole discretion, but without adjustment for his individual performance, plus any unpaid annual bonus for the year prior to the year in which the termination occurred; and

(c)	the Committee will consider, in good faith, approving the vesting of Mr. Gallagher’s outstanding equity and cash incentive awards on a pro rata basis, provided that, to the extent any such awards are subject to any performance criteria, any such pro rata vested portion will be payable when and to the same extent paid to other employees generally holding such awards, subject to the satisfaction of the performance criteria.

Upon the termination of Mr. Gallagher’s employment with the Company, any outstanding equity or cash incentive awards will be treated in accordance with their terms, other than as specifically provided above.

The above description is qualified in its entirety by reference to Mr. Gallagher’s Employment Agreement, which is attached as Exhibit 10.2 and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated March 12, 2013, between AMC Networks Inc. and Sean S. Sullivan.

10.2	Employment Agreement, dated March 12, 2013, between AMC Networks Inc. and James G. Gallagher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC NETWORKS INC.
(Registrant)

By:	/s/ Anne G. Kelly
Name:	Anne G. Kelly
Title:	Senior Vice President and Secretary

Dated: March 15, 2013

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